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                                 EXHIBIT 10.12


                                                            [1/1/96 Restatement]


                             FRONTIER CORPORATION

                     SUPPLEMENTAL MANAGEMENT PENSION PLAN



          FRONTIER CORPORATION hereby amends, restates, renames and continues, effective January 1, 1996, (except for those provisions specifying a different effective date), the Rochester Telephone Corporation Supplemental Management Pension Plan for the benefit of employees who are eligible to participate. The Plan is renamed as the Frontier Corporation Supplemental Management Pension Plan to reflect Frontier's being the successor to Rochester Telephone Corporation.

                                 ARTICLE ONE

                                 Definitions
                                 -----------

1.1 "Board" means the Board of Directors of Frontier Corporation or any committee of the Board of Directors authorized to act on behalf of the Board. Any such Board committee shall be composed of at least three members of the Board of Directors. As used in this Plan the term "Board-appointed committee" means any other committee appointed by the Board which need not be comprised of at least three Board members but may include or consist entirely of management personnel who are not members of the Board.

1.2 "Change in Control" means the occurrence of any of the following events:

          a.   there shall be consummated

               i. any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or
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                    other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

               ii. any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

          b. the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

          c. any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

          d. individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.
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1.3       "Committee" means a Board-appointed committee delegated authority with respect to the management of the Plan or of any assets set aside for the purpose of assisting any Participating Company meet its obligations to pay Plan benefits.

1.4       "Company" means Frontier Corporation.

1.5 "Effective Date" means January 1, 1984. The effective date of this restatement is January 1, 1996, except that provisions having a different specific effective date shall be effective as of such date.

1.6 "Funded Plan" means the Company's Management Pension Plan. To reflect a change in this plan's name, effective January 1, 1997, Funded Plan means the Company's Pension Plan for Non-Bargaining Employees.

1.7 "Normal Retirement Date" and "Early Retirement Date" have the same meanings given these terms in the Funded Plan.

1.8 "Participant" means any employee that meets the eligibility requirements under Article Three of the Plan.

1.9 "Participating Company" means the Company and all employers affiliated with the Company as determined in accordance with the definition of "affiliated company" under the Funded Plan.

1.10      "Plan" means this Frontier Corporation Supplemental Management Pension
          Plan.
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                                  ARTICLE TWO

                                Purpose of Plan
                                ---------------

2.1 The purpose of this Plan is to attract and retain a highly-motivated executive workforce by providing to eligible employees retirement benefits in excess of those permitted under the Funded Plan. The Plan is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly-compensated employees as provided for in Title I of ERISA.

                                 ARTICLE THREE

                                 Eligibility
                                 -----------

3.1 An employee of a Participating Company is eligible to participate in this Plan if he or she is a participant in the Funded Plan but his or her Funded Plan benefits are reduced on account of compensation or benefit limits imposed by Code Sections 401(a)(17) or 415.

          Notwithstanding the foregoing, no employee in the preceding categories shall be eligible to participate unless such employee (1) is a management employee; (2) has an accrued benefit under the Funded Plan;
          (3) has been approved for plan participation by the Committee; and (4) is a "highly compensated employee" as this term is defined from time to time under Section 414(q) of the Internal Revenue Code.

               An otherwise eligible employee who, without the consent of the Board, engages in any activity inimical to the interests of any Participating Company within three years (five years in the case of an executive officer or Vice President 2 of the Company) of retirement shall cease being eligible to receive any further benefits after commencing such activity, provided that upon a Change in Control this sentence shall have no effect. For purposes of the foregoing, the term "inimical" shall include but not be limited to the following activities: engaging directly or
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          indirectly in the performance of services for any telecommunications business or any other business concern that offers services or products which compete with those offered by any company within the Frontier Group of companies or with any partnership in which the Company has a 50 percent or greater interest in profits or capital (collectively referred to below as "Frontier"), making disparaging remarks publicly about Frontier, disclosing confidential business information concerning Frontier, soliciting any person to leave the employ of Frontier, engaging in any activity of a nature similar to the foregoing activities or engaging in any other activity that the Committee may from time to time determine in its sole discretion to be inimical to the interests of Frontier.

                                 ARTICLE FOUR

                                   Benefits
                                   --------

4.1 The normal benefit payable to a Participant on his or her Normal or Early Retirement Date shall be a straight life annuity equal to the aggregate amount he or she would be entitled to receive under the Funded Plan if the Funded Plan's benefit formula had the modifications indicated below, less the amount the Participant is actually entitled to receive under the Funded Plan without such modifications. The modifications referred to are as follows:

          (a) the term compensation means a Participant's total base salary or wages, cash bonuses and commissions earned during a year, even if such amounts are deferred to a subsequent year, but without regard to the limits of Code Section 401(a)(17). Deferred compensation taken into account in the year earned shall not thereafter be taken into account in the year of receipt.

          (b) if in the discretion of the Committee, upon the recommendation of the Chief Executive Officer, the factors so warrant, the service factor shall take
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               into account the Participant's service with any prior employer, provided that after a Change in Control the Committee may not change a prior decision to allow a Participant's service factor to take into account service with another company. In the event the Committee credits a Participant with service with another employer under this subsection (c), the benefit payable under this Section shall be reduced by any comparable benefit the Participant is entitled to receive from such other employer which is based on the service credited under this Section 4.1.

          (c) for a Participant who is an officer, the service factor shall include the amount of any service for which payment is made to such Employee under a change in control executive contract between the Participant and the Company.

          (d) if the benefit formula under the Funded Plan is not calculated in the form of a straight life annuity, it shall be converted to a straight life annuity using the actuarial assumptions set forth in the Funded Plan.

          (e) the limitations under Code Section 415 shall not apply to the benefit payable under this Plan.

          Except for the foregoing modifications, the benefit calculation under this Section shall be made in the same manner as it would be made under the Funded Plan, including application of any pertinent reductions for early retirement and the use of the same definitions that appear in the Funded Plan.

          Notwithstanding the foregoing, the benefits provided above in this
          Section 4.1 shall be frozen as of December 31, 1996, subject to the following terms and conditions:
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          (f)  no person not already a Plan Participant on December 31, 1995 shall be eligible to receive a benefit under this Section.

          (g) all accrued benefits under this Section are frozen as of December 31, 1996 and no further benefits shall accrue under this Section after this date.

          (h) service after December 31, 1996 shall not be taken into consideration for benefit accrual purposes but shall be taken into account for purposes of determining eligibility to receive a benefit.

          (i) all accrued benefits for Participants hired prior to January 1, 1995 are fully vested.

          (j) each Participant on the active payroll (or on the inactive payroll but receiving benefits under the Company's long term disability benefit plan) on August 16, 1995 who has at least five years of service on this date shall have his or her benefit under this Section which is determined at the earlier of December 31, 1996 or termination of employment increased by 20 percent.

          (k) for each Participant entitled to the 20 percent enhancement described above, the eligibility requirements for determining the Participant's entitlement to receive early or normal retirement benefits shall be reduced as follows:

               . the 30 years of service requirement for a normal retirement benefit is reduced to 27 years

               . the age 55 plus 20 years of service requirement for an unreduced early retirement benefit is reduced to 52 years plus 17 years of service

               . the age 50 plus 25 years of service requirement for a reduced early retirement
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                    benefit is reduced to 47 years plus 22 years of service.

4.2 Subject to the conditions set forth below, a Participant holding the position of Vice President 1 or higher who terminates employment on or after reaching age 50 with at least five years of service shall be entitled to receive the higher of the Section 4.1 benefit or a benefit equal to (a) minus (b) below where

               (a) equals the sum of (1) for each of the Participant's first 15 years of service, 2.5 percent times his or her average annual compensation during the three consecutive years of service with the Company that produce the highest such average plus (2) for each of the next 15 years of service
                     1.5 percent times his or her average annual compensation during the three consecutive years of service with the Company that produce the highest such average, provided that in no event shall the amount under this subsection (a) exceed 60 percent of the Participant's highest three years' average compensation; minus

               (b) equals the sum of the straight life annuity benefit payable under Section 4.1 of this
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                      Plan and the straight life annuity benefit payable under
                     the Funded Plan.

               The normal form of benefit payable under this Section 4.2 is a straight life annuity commencing as of the Participant's date of retirement and shall not be subject to actuarial reduction even if the benefit payable from the Funded Plan is subject to such reduction.

               Notwithstanding the foregoing, the benefits provided by this
          Section 4.2 shall be frozen as of December 31, 1999, subject to the following terms and conditions:

          . No person not already a Participant on December 31, 1995 and accruing benefits under this Section 4.2 shall be eligible to receive a benefit under this Section.

          . All accrued benefits under this Section 4.2 are frozen as of December 31, 1999 and no further benefits shall accrue under this Section after this date.

          . All Participants accruing benefits under this Section 4.2 of the Plan on or before January 1, 1996 shall have their benefits which are earned as of December 31, 1999 become 100 percent vested on that December 31, 1999 provided they remain a Participant in this Section 4.2 on that date.

4.3 The Company shall pay the benefits due under this Plan commencing within 30 days of retirement, disability, death or any other event that entitles a Participant or beneficiary to receive benefits under the Funded Plan.

4.4 The benefit payable under this Plan shall be either a life annuity or a contingent survivor annuity depending on the form elected by the Participant on forms supplied by the Committee. Any such election shall first be made by a Participant prior to the accrual of
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                                     -10-

          benefits under this Plan. A Participant may change his or her initial election by written notification to the Committee provided that no subsequent election shall be effective unless made at least 36 months prior to the date that benefit payments first become payable. In the event no timely election is made or a timely election is not possible at the time benefits become payable (e.g., due to the death of a
                                               ----
          contingent annuitant or a change in marital status), the benefit to a single Participant will be paid in the form of a life annuity and the benefit to a married Participant will be paid in the form of a joint and 50 percent spousal survivor annuity. Notwithstanding the foregoing, the Committee in its sole discretion may elect to pay the entire benefit in a lump sum payment. The amount of the actual benefit paid from this Plan shall be the straight life annuity calculated under Section 4.1 (or Section 4.2 if applicable) adjusted as appropriate by using the actuarial assumptions used in the Funded Plan if a different form of benefit is paid.

4.5 If a Participant dies while still employed by a Participating Company and after becoming entitled to receive a vested benefit, the Participant's spouse, if surviving, shall be entitled to a monthly lifetime benefit equal to one-half of the benefit the Participant would have received under Section 4.1 (or Section 4.2 if applicable) had he or she elected a 50 percent contingent annuitant annuity and retired on the first day of the month on or before the date of death. In the discretion of the Committee, the value of this benefit may be paid out in a lump sum or in another alternative form of benefit it may elect.

4.6 The benefits payable to a Participant under this Plan shall be paid by the Participating Company that employs the Participant out of its general assets and shall not be otherwise funded. Although the Company does not intend, as of the effective date, to set aside any specific assets to meet its obligation to pay benefits under this Plan, the Company may, in its discretion, set aside assets for meeting its obligations,
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                                     -11-

          including, but not limited to, the establishment of a rabbi or other grantor trust. In the event such fund or trust is established, each Participating Company shall be responsible for making contributions to provide for the benefits of its own Participants.

          No Participant shall have any property rights in any such fund or trust or in any other assets held by a Participating Company. The right of a Participant or his or her spouse or beneficiary to receive any of the benefits provided by this Plan shall be an unsecured claim against the general assets of a Participating Company.

                                 ARTICLE FIVE

                                Administration
                                --------------

5.1 This Plan shall be administered by the Committee in accordance with its terms and purposes.

5.2 Since this Plan is intended to operate in conjunction with the Funded Plan, any questions concerning the calculation of benefits that arise but are not specifically addressed by this Plan shall be determined to the extent relevant and appropriate by reference to the Funded Plan's provisions. In addition, the terms used in this Plan shall have the same meaning as the same terms used in the Funded Plan. To the extent the Funded Plan does not address, or it addresses imperfectly, an issue raised with respect to benefit entitlement or benefit levels under this Plan, the Committee has the sole discretion to resolve any matter that may come before it.

5.3 The Committee shall determine the benefits due each Participant from this and the Funded Plan and shall cause them to be paid by the Funded Plan or a Participating Company accordingly.

5.4 The Committee shall inform each Participant of any benefit elections which the Participant may possess and
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          shall record such choices along with such other information as may be necessary to administer the Plan.

5.5 The Committee has sole discretion to determine eligibility to participate in this Plan, to determine the eligibility for and the amount of benefits, to interpret the Plan and to take any other action it deems appropriate to administer this Plan. The decisions made by and the actions taken by the Committee shall be final and conclusive on all persons.

          Members of the Committee shall not be subject to individual liability with respect to their actions under this Plan. Notwithstanding the foregoing, the Company shall indemnify each member of the Committee who may incur financial liability for actions or failures to act with respect to the member's Committee responsibilities.

                                  ARTICLE SIX

                           Amendment and Termination
                           -------------------------

6.1 While the Company intends to maintain this Plan in conjunction with the Funded Plan for as long as necessary, the Board reserves the right to amend or terminate it at any time for whatever reasons it may deem appropriate.

6.2 Notwithstanding the preceding Section, however, the Company hereby makes a contractual commitment on behalf of itself and the other Participating Companies, as well as its and their successors, to pay, or to require the other Participating Companies or the successors to pay, the benefits accrued under this Plan to the extent it or the other Participating Companies or the successors are financially capable of meeting such obligation.

6.3 The terms of this Plan cannot be amended, waived or otherwise modified by any other plan, contract or agreement that addresses an employee's or former
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          employee's terms and conditions of employment or the termination of such employment.

                                 ARTICLE SEVEN

                                 Miscellaneous
                                 -------------

7.1 Nothing contained in this Plan shall be construed as a contract of employment between a Participating Company and an employee, or as a right of any employee to be continued in the employment of a Participating Company, or as a limitation of the right of a Participating Company to discharge any of its employees with or without cause.

7.2 The rights of a Participant under this Plan shall not be transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

7.3 This Plan shall be interpreted and enforced in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this restated Plan document to be executed by its duly authorized officer this 19th day of December, 1996.



                                    FRONTIER CORPORATION



                                    By:  /s/ Josephine S. Trubek
                                         Josephine S. Trubek
                                         Corporate Secretary